UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe Drive, Suite 270 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 9, 2015, Evoke Pharma, Inc. (the "Company") announced that the European Patent Office has granted European Union patent no. 2376075 for the Company's lead product candidate, EVK-001. This patent is related to formulations used in EVK-001, the Company’s intranasal delivery formulation of metoclopramide for the treatment of symptoms related to diabetic gastroparesis in women, and is expected to offer protection through December 22, 2029.

EVK-001, currently in a Phase 3 clinical trial, is a novel treatment for gastroparesis, which is a disease that can hinder the absorption of oral medications due to symptoms including erratic gastric emptying, as well as nausea and vomiting. The Company’s intranasal formulation is designed to provide reliable and predictable delivery of metoclopramide, the only drug approved by the U.S. Food and Drug Administration ("FDA") to treat symptoms associated with gastroparesis, through absorption directly into the blood stream, enabling the drug to avoid a patient’s impaired stomach.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: April 9, 2015	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary